EXHIBIT NO. 99.1(m)

                               MFS SERIES TRUST X

                            MFS SMALL CAP VALUE FUND

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated January 19, 1995, as amended, (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS Small Cap Value Fund, a series of the Trust, has been terminated.

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         IN WITNESS WHEREOF, the undersigned have executed this certificate this
23rd day of December, 1999.

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
RICHARD B. BAILEY
-------------------------                ----------------------------
Richard B. Bailey                        Charles W. Schmidt
63 Atlantic Avenue                       63 Claypit Hill Road
Boston, MA  02110                        Wayland, MA  01778

J. ATWOOD IVES                           ARNOLD D. SCOTT
-------------------------                ----------------------------
J. Atwood Ives                           Arnold D. Scott
17 West Cedar Street                     20 Rowes Wharf
Boston, MA  02108                        Boston, MA 02110

LAWRENCE T. PERERA                       JEFFREY L. SHAMES
-------------------------                ----------------------------
Lawrence T. Perera                       Jeffrey L. Shames
18 Marlborough Street                    38 Lake Avenue
Boston, MA 02116                         Newton, MA  02159

WILLIAM J. POORVU                        ELAINE R. SMITH
-------------------------                ----------------------------
William J. Poorvu                        Elaine R. Smith
975 Memorial Drive                       75 Scotch Pine Road
Cambridge, MA  02138                     Weston, MA  02193

                                         ----------------------------
                                         David B. Stone
                                         282 Beacon Street
                                         Boston, MA  02116
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